CVTY Announces Year-End Results
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February 24, 1997



                                   Exhibit 99
                                 PRESS RELEASE




FOR IMMEDIATE RELEASE                       CONTACT:    DALE B. WOLF
                                                        CHIEF FINANCIAL OFFICER
                                                        (615) 391-2448

                       COVENTRY ANNOUNCES YEAR-END RESULTS
              AND NONRECURRING FOURTH QUARTER CHARGE OF $41 MILLION
     -----------------------------------------------------------------------

                  COMPANY ALSO REAFFIRMS STRATEGIC INITIATIVES

Nashville, Tennessee (February 24, 1997) -- Coventry Corporation (Nasdaq/NM:CVTY) today reported operating results for the fourth quarter and year ended December 31, 1996. In addition to recognizing a nonrecurring fourth quarter charge of $41 million, the Company increased medical reserves by $25 million, attributable to the Company's quarterly reserve setting process, including adjusting for settlement of prior quarters.

     For the fourth quarter ended December 31, 1996, revenues totaled $289.6 million, a 30% gain over the prior year's $222.7 million. Net loss for the fourth quarter, including a $41 million nonrecurring pre-tax charge to earnings and a $4.9 million pre-tax gain from the sale of Champion Dental, was $52.1 million, or $1.58 per share, compared with a net loss of $13.5 million, or $0.42 per share, for the year-earlier period. Net loss before the nonrecurring items for the quarter ended December 31, 1996, was $21.3 million, or $0.65 per share.

     For the year ended December 31, 1996, revenues were $1,057.1 million, up 24% over prior year revenues of $852.4 million. Net loss for the year, including nonrecurring items, was $61.3 million, or $1.86 per share, compared with earnings of $18,000, or $0.00 per share, for the prior year.

     As a result of management's recent intensive review, the Company recorded nonrecurring charges of $41 million in the quarter ended December 31, 1996, to increase reserves related to accounts receivable and long-term contracts, to write-down certain capitalized assets, including goodwill, as well as several other items. As a result of these charges, the Company is in default of its required year-end financial covenants. Coventry is continuing to negotiate with its lenders with regards to amending and restructuring its credit facility, including application of the proceeds of anticipated asset sale transactions, timing and amounts of required principle repayments, and historic and future financial covenant compliance. Management expects to have this process completed by March 31.

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CVTY Announces Year-End Results
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February 24, 1997

     Allen F. Wise, president and chief executive officer of Coventry, in commenting on the Company's financial results, said, "During the past four months, we have exhaustively reviewed Coventry's operations and the results of that review highlighted the need to strengthen certain balance sheet reserves. We understand the issues, both operational and financial, and have initiated measures to address our problems."

     The Company has accelerated its efforts to reduce overall administrative and medical costs, solidify pricing, monitor the Company's balance sheet, and focus resources on the Company's most profitable lines of business. Progress on some of those initiatives includes:

STRONG ENROLLMENT GROWTH
     December 31, 1996, enrollment in the Company's health plans increased by 199,000 members, or 28.6% over the prior year, to 894,000 while, during the same period, HMO and other at-risk enrollment grew by 138,000, or 22.9%. The Company continues to aggressively market its services across multiple products in each of its markets.

PRICING
     Dale B. Wolf, chief financial officer for Coventry, said, "The Company has strengthened its pricing processes and disciplines. While we recognize that continued growth is essential to our success, we will grow in a financially responsible way. We believe we are entering into an improved pricing environment in our major markets. Coventry's major competitors have been adversely affected by the same pricing pressures as we have, thus creating the likelihood of more reasonable price increases in our markets throughout 1997 and 1998."

FOCUS RESOURCES
     Coventry has recently taken several actions to focus its resources on its core HMO business. It recently announced its intention to sell its group medical practices in Pittsburgh, Pennsylvania, and St. Louis, Missouri. In addition to financial gains from these anticipated sales, the successful divestiture of these business units will enable the signing of long-term global capitation agreements with major provider organizations that will reduce Coventry's medical costs for approximately 23% of its risk enrollment, or 172,000 members. At the end of 1996, Coventry completed the sale of its St. Louis, Missouri-based Champion Dental Plan, resulting in a one-time pre-tax gain of $4.9 million. Coventry has previously announced its intention to divest itself of its Medicaid HMO in Florida and is in negotiations with potential acquirors.

RE-ENGINEERING
     In an effort to improve service and reduce costs, the Company is engaged in a disciplined process to re-engineer Claims, Information Systems, and Customer Service. The process will involve the installation of self-directed, cross-functional teams. While such a disciplined process does not create an immediate reduction in expense, the Company believes it is the most


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CVTY Announces Year-End Results
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February 24, 1997

responsible way to improve service and create a lasting lower cost structure, a critical ingredient to success in the managed care industry.

NEW MANAGEMENT
     The Company has already added several experienced leaders. Robert A. Mayer joined Coventry's largest plan, HealthAmerica, as senior vice president and chief operations officer. At the corporate level, a new vice president of operations and systems, Skip Carroll, along with Ed Arnold, who is experienced in installation of self-directed teams, joined the Company to lead the process re-engineering effort. Also at the corporate level, senior vice president and chief financial officer, Dale B. Wolf, is heading up overall financial management, underwriting, rating, and reserve control, as well as expense-control functions and other general senior management responsibilities.

     Mr. Wise added, "We have tremendous presence in good markets where we are well regarded for our service and the quality of our health care. We remain committed to delivering the highest quality health care in all our communities. Our status as ranked by the National Committee of Quality Assurance (NCQA) and other regulatory bodies continues to be of the highest caliber. We are well positioned in membership strength, marketplace concentration and product diversity. Our Missouri Medicaid program is doing very well and our Medicare risk initiative is steadily increasing its contribution to profitability. We have repositioned our balance sheet to address our reserve needs. With the problems of the past behind us, we can turn our attention to capitalizing on our strengths."

     Coventry Corporation, headquartered in Nashville, Tennessee, is a managed health care company that provides a wide range of health benefits and services to 894,000 members in a broad cross section of employer and government-funded groups in Pennsylvania, Ohio, West Virginia, Missouri, Illinois, Virginia and Florida. The Company operates from regional headquarters in Pittsburgh and Harrisburg, Pennsylvania; St. Louis, Missouri; Richmond, Virginia; and Jacksonville, Florida.

     This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995.



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CVTY Announces Year-End Results
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February 24, 1997

                              COVENTRY CORPORATION
                         UNAUDITED FINANCIAL HIGHLIGHTS
              (In thousands, except per share and membership data)

                                                       THREE MONTHS ENDED               YEAR ENDED
                                                         DECEMBER 31,                   DECEMBER 31,
                                          ----------------------------------------------------------------
                                                                  PERCENT                          PERCENT
                                             1996       1995      CHANGE     1996         1995     CHANGE
                                          ---------  ---------    ------- ----------   ---------   -------
Operating revenues                        $ 289,552  $ 222,733     30.0%  $1,057,129   $ 852,390     24.0%

Operating earnings (loss)                   (74,371)   (23,410)     NM       (91,346)     (1,275)     NM

Earnings (loss) before income
   taxes and minority interests             (68,778)   (22,904)     NM       (84,224)      1,549      NM

Net earnings (loss)                         (52,139)   (13,523)     NM       (61,287)         18      NM

Earnings (loss) per share                 $   (1.58) $   (0.42)     NM    $    (1.86)  $    0.00      NM

Weighted average number of
   common and common
   equivalent shares outstanding             33,024     32,416      1.9%      33,011      32,164      2.6%



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CVTY Announces Year-End Results
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February 24, 1997

                              COVENTRY CORPORATION
                         UNAUDITED FINANCIAL HIGHLIGHTS

                                                             December 31,
                                                   ------------------------------
                                                    1996        1995     % Change
                                                   -------    -------    --------
Total enrollment by market:
    Western Pennsylvania                           296,396    252,153      17.6%
    Central Pennsylvania                           245,051    158,760      54.4%
    St. Louis                                      253,602    189,647      33.7%
    Richmond                                        70,985     68,765       3.2%
    Jacksonville                                    28,042     26,162       7.2%
                                                   -------    -------
         Total                                     894,076    695,487      28.6%
                                                   =======    =======

Risk enrollment by market:
    Western Pennsylvania                           250,831    221,176      13.4%
    Central Pennsylvania                           173,151    120,369      43.9%
    St. Louis                                      229,028    177,752      28.8%
    Richmond                                        60,055     57,796       3.9%
    Jacksonville                                    28,042     26,162       7.2%
                                                   -------    -------
         Total                                     741,107    603,255      22.9%
Non-risk enrollment                                152,969     92,232      65.9%
                                                   -------    -------
Total                                              894,076    695,487      28.6%
                                                   =======    =======

                                                              January 1,
                                                   ------------------------------
                                                     1997      1996      % Change
                                                   -------    -------    --------
Total enrollment by market:
    Western Pennsylvania(1)                        297,984    281,834       5.7%
    Central Pennsylvania                           253,615    209,563      21.0%
    St. Louis                                      260,045    196,795      32.1%
    Richmond                                        63,399     68,371     (7.3)%
    Jacksonville                                    26,848     24,212      10.9%
                                                   -------    -------
         Total                                     901,891    780,775      11.6%
                                                   =======    =======

Risk enrollment by market:
    Western Pennsylvania(1)                        262,770    237,999      10.4%
    Central Pennsylvania                           182,897    139,029      31.6%
    St. Louis                                      237,129    185,096      28.1%
    Richmond                                        53,615     57,339     (6.5)%
    Jacksonville                                    26,848     24,212      10.9%
                                                   -------    -------
         Total                                     763,259    643,675      18.6%
Non-risk enrollment                                138,632    137,100       2.0%
                                                   -------    -------
Total                                              901,891    780,775      15.5%
                                                   =======    =======

(1) Western Pennsylvania January 1, 1996, enrollment includes 15,800 members from the Aetna Health Plans' acquisition, which was finalized in the first quarter of 1996.


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CVTY Announces Year-End Results
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February 24, 1997

                              COVENTRY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands except per share data)

                                                    Three Months Ended               Year Ended
                                                       December 31,                 December 31,
                                                 -----------------------     -------------------------
                                                    1996          1995          1996           1995
                                                 ---------     ---------     -----------     ---------
Operating revenues:
    Managed care premiums                        $ 278,501     $ 220,399     $ 1,035,778     $ 844,032
    Managed care services                           11,051         2,334          21,351         8,358
                                                 ---------     ---------     -----------     ---------
         Total operating revenues                  289,552       222,733       1,057,129       852,390

Operating expenses:
    Health benefits                                275,417       200,024         930,739       713,226
    Selling, general and administrative             55,955        42,120         165,081       123,523
    Provision for multi-year contracts               1,800          --             9,793          --
    Depreciation and amortization                   30,751         3,999          42,862        14,666
    Merger costs                                      --            --              --           2,250
                                                 ---------     ---------     -----------     ---------
         Total operating expenses                  363,923       246,143       1,148,475       853,665

Operating earnings (loss)                          (74,371)      (23,410)        (91,346)       (1,275)
Other income, net of interest expense                5,593           506           7,122         2,824
                                                 ---------     ---------     -----------     ---------

Earnings (loss) before income taxes
   and minority interest                           (68,778)      (22,904)        (84,224)        1,549
Provision for (benefit from) income taxes          (16,682)       (9,426)        (22,860)        1,530
Minority interest in earnings (loss) of
   consolidated subsidiary, net of income tax           43            45             (77)            1
                                                 ---------     ---------     -----------     ---------

Net earnings (loss)                              $ (52,139)    $ (13,523)    $   (61,287)    $      18
                                                 =========     =========     ===========     =========
Net earnings (loss) per common
   and common equivalent share                   $   (1.58)    $   (0.42)    $     (1.86)    $    0.00
                                                 =========     =========     ===========     =========

Weighted average number of common and
   common equivalent shares outstanding             33,024        32,416          33,011        32,164
                                                 =========     =========     ===========     =========


Certain 1995 amounts have been reclassified to conform to 1996 presentation.



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CVTY Announces Year-End Results
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February 24, 1997

                              COVENTRY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)

                                                                    December 31,      December 31,
                                                                        1996              1995
                                                                    -------------    --------------
ASSETS:

Current assets:
    Cash and short term investments                                 $      98,007    $       85,843
    Other current assets                                                   86,428            57,593
                                                                    -------------    --------------

         Total current assets                                             184,435           143,436

Long-term assets                                                          264,510           242,239
                                                                    -------------    --------------

         TOTAL ASSETS                                               $     448,945    $      385,675
                                                                    =============    ==============



LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
    Medical costs payable                                           $     146,082    $       92,160
    Other current liabilities                                             117,919            64,103
                                                                    -------------    --------------

         Total current liabilities                                        264,001           156,263

Long-term liabilities                                                      84,517            75,561
                                                                    -------------    --------------

         Total liabilities                                                348,518           231,824

Stockholders' equity                                                      100,427           153,851
                                                                    -------------    --------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $     448,945    $      385,675
                                                                    =============    ==============

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